Exhibit 10.1
                                                                  Execution Copy



               AMENDMENT NO. 1 TO THE WORTHINGTON INDUSTRIES, INC.
                  2005 NON-QUALIFIED DEFERRED COMPENSATION PLAN


     This Amendment No. 1 to the Worthington Industries, Inc. 2005 Non-Qualified Deferred Compensation Plan is executed as of the date set forth below and is to be effective as of January 1, 2005.

          1. The definition of "Deferral Date" is amended in its entirety to read as follows:

          "Deferral Date" means the earlier of (a) the Deferral Date selected by the Participant in the Election Form, which date (if not the Participant's Separation From Service) must be at least one year after the end of the Fiscal Quarter or the pay period with respect to which the payment would otherwise be made; or (b) the date of the Participant's death; or (c) in the event of a Separation From Service for reasons other than Retirement, the Separation from Service. If no Deferral Date is selected by the Participant, the Participant shall be deemed to have selected a Deferral Date which is the Participant's Separation From Service.

          2. The following definition of Retirement is added to the Plan:

          "Retirement" means a Separation From Service which qualifies as a Retirement under the provisions of the 401(k) Plan.

          3. The following is added to Section 7.1(b):

          If a Participant makes no election as to the form of payment, that Participant's form of payment shall be a lump sum.

          4. Section 7.1(c) is amended by adding the following at the end of such section:

          The above notwithstanding, a Participant may change his Deferral Date to any date beyond December 31, 2006 and/or his form of payment for any Base Salary Deferral, any Bonus Deferral, or any Employer Contribution for Plan Years 2005 and/or 2006 (interpreted in accordance with and subject to IRS Regulations) by filing an amended Election Form on or before December 31, 2006.


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          5. The Plan is amended by adding the following Section 7.5:

          Section 7.5   Payout of Accounts Under $10,000:
                        --------------------------------

          Notwithstanding any provision in this Article VII to the contrary, if the total of the Participant's Account under the Plan and his Accounts under all other non-qualified deferred compensation plans of the Employer total less than $10,000, his accounts will be distributed in a lump sum on or before the later of December 31 of the calendar year in which his Separation From Service occurs or the 15th day of the third month following his Separation From Service.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of November 17, 2005.


                                       WORTHINGTON INDUSTRIES, INC.



                                       By:    /s/ Dale T. Brinkman
                                           -------------------------------------
                                              Dale T. Brinkman, Vice President-
                                              Administration, General Counsel
                                              and Secretary